Exhibit 99.1

©2021 GXO Logistics, Inc. GXO Third Quarter 2021 Results November 1, 2021

Disclaimer

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the appendix.

GXO's non-GAAP financial measures used in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA"), adjusted pro forma EBITDA, adjusted EBITDA before rent expense ("adjusted EBITDAR"), free cash flow, organic revenue, organic revenue growth, net leverage and net debt.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO's core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, pro forma adjusted EBITDA and adjusted EBITDAR include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables in the appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.

Adjusted pro forma EBITDA includes adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to the Combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs.

Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO's performance because adjusted EBITDAR considers the performance of GXO's operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows management, research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, pro forma adjusted EBITDA and adjusted EBITDAR improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations and revenue from acquired businesses. We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing bank overdrafts and cash and cash equivalents from our reported total debt and reporting net debt as a ratio of our last twelve-month reported adjusted EBITDA.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO's ongoing performance.

With respect to our financial targets for full year pro forma 2021 adjusted EBITDA as well as full year 2022 adjusted EBITDA, adjusted EBITDAR and organic revenue growth, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income prepared in accordance with GAAP that would be required to produce such a reconciliation.

Forward-Looking Statements

This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full year pro forma 2021 financial targets for revenue, adjusted EBITDA, depreciation and amortization (excluding acquisition-related amortization expense), interest expense, effective tax rate and net capital expenditures; our 2022 financial targets for organic revenue growth, adjusted EBITDA and adjusted EBITDAR; and the expected incremental revenue impact of new customer contracts in 2022. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom's exit from the European Union; natural disasters, terrorist attacks or similar incidents; a material disruption of GXO's operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; the expected benefits of the separation, and uncertainties regarding the separation, including the risk that the separation will not produce the desired benefits; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; expected financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed our estimates; and the impact of the separation on our businesses, our operations, our relationships with customers, suppliers, employees and other business counterparties, and the risk that the separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on our resources, systems, procedures and controls, disruption of our ongoing business, and diversion of management's attention from other business concerns.

All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

GXO

©2021 GXO Logistics, Inc.

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3 ©2021 GXO Logistics, Inc. Presenters Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Mark Manduca Chief Investment Officer ©2021 GXO Logistics, Inc. 3

4 ©2021 GXO Logistics, Inc. 3Q21 highlights – FY21 guidance raised Revenue 3Q21 FY21 outlook raised $2 billion Revenue $7.6 - $7.8 billion (Was $7.5 - $7.7 billion) Net income* $72 million Adjusted EBITDA** $163 million Pro - forma adjusted EBITDA** $607 - $637 million (Was $605 - $635 million) 4 * Net income attributable to common shareholders, including a positive $42 million one - time impact of tax items ** Refer to the ‘Non - GAAP Financial Measures’ section on slide 2 and Appendix for related information

5 ©2021 GXO Logistics, Inc. New wins and start - ups in 3Q21 5

6 ©2021 GXO Logistics, Inc. New wins and increased contract scope with existing customers ~50% of revenue from customers across 2+ countries >$4 billion in lifetime contract value won year - to - date New wins to date expected to add ~ $700 million of incremental 2022 revenue Added 22 new sites for 16 of top 20 customers year - to - date

7 ©2021 GXO Logistics, Inc. ‘AA’ ESG rating – an industry leader 30% Greenhouse gas emission reduction by 2030 vs. 2019 50% Renewable global electricity by 2030 100% Carbon neutral by 2040 80% LED lighting by 2025 80% Global landfill diversion rate by 2025 GXO’s environmental targets ‘AA’ ESG rating issued by MSCI, highlighting GXO as a “leader in the industry” New Vice President of Diversity, Inclusion and Belonging Partnership with Virgin Media recognized for advancements in tech and automation GXO recognized by the HRC on the Corporate Equality Index for LGBTQ+ inclusion

8 ©2021 GXO Logistics, Inc. 8 3Q21 – strong YoY revenue growth $1,584 $1,974 $0 $500 $1,000 $1,500 $2,000 $2,500 3Q20 Revenue Organic M&A FX 3Q21 Revenue 3Q21 Revenue bridge 24.6% Revenue growth ~12% Organic ~2% FX ~10% M&A (in millions)

9 ©2021 GXO Logistics, Inc. 3Q21 – record net income and adjusted EBITDA $142 *** $163 $80 $90 $100 $110 $120 $130 $140 $150 $160 $170 3Q20 3Q21 Adjusted EBITDA** Growth driven by: • New customer wins • Existing business • Operational efficiencies • Technology deployment * Third quarter net income attributable to common shareholders includes a positive $42 million one - time impact of tax items 9 ** Refer to the ‘Non - GAAP Financial Measures’ section on slide 2 and Appendix for related information $18 $42 $0 $10 $20 $30 $40 $50 $60 $70 $80 3Q20 3Q21 Net income* $72 (in millions) *** Presented on a pro forma basis

10 ©2021 GXO Logistics, Inc. 3Q21 – robust cash flow and balance sheet * Refer to the ‘Non - GAAP Financial Measures’ section on slide 2 and Appendix for related information ** Includes finance leases of $174 million at September 30, 2021 ©2021 GXO Logistics, Inc. 10 Cash flow from operations $105 million Free cash flow * $50 million Technology ~50% of capex Total debt ** : $974 million 1.3x net debt to LTM adjusted EBITDA * 10

11 ©2021 GXO Logistics, Inc. 11 Massive secular tailwinds – l ong runway for further penetration E - commerce penetration 1 E - commerce Warehouse automation Outsourcing Warehouse automation penetration 2 % of logistics that is outsourced 3 Outsourced 30% $130 billion Currently insourced 70% $300 billion Automation opportunity 95 % Automated warehouses 5 % E - commerce opportunity 80 % Global e - commerce 20% ©2021 GXO Logistics, Inc. Sources: Third - party research 1 Represents global e - commerce market 2 Represents approximate penetration in U.S. and Europe 3 Represents North America and Europe

Accelerating automation – technology leadership

~30% of revenue is from automated sites

100+ new technologies being tested in 3Q

3Q21 automated revenue +19% YoY

Exceeding group organic growth of 12%*



Total technology and automated systems
+139%
3Q20
3Q21
Total goods-to-persons systems
+110%
3Q20
3Q21
Vision tech
+215%
3Q20
3Q21
Cobots
+341%
3Q20
3Q21

GXO
©2021 GXO Logistics, Inc.

* Refer to the 'Non-GAAP Financial Measures' section on slide 2 and Appendix for related information

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13 ©2021 GXO Logistics, Inc. E - commerce – persistent and resilient growth 3Q20 3Q21 Reverse logistics revenue +21% 3Q20 3Q21 E - commerce, omnichannel retail and technology revenue growth + 22% ©2021 GXO Logistics, Inc. 13

14 ©2021 GXO Logistics, Inc. New outsourced contracts 40% Expansion of scope 31% Wins from competitors 29% YTD new outsourced contracts Outsourcing – healthy trends across new contract wins 14

15 ©2021 GXO Logistics, Inc. 2020 1Q21 2Q21 3Q21 Total Incremental 2022 revenue from contract wins New contract wins underpin 2022 revenue growth ~$700 million 15

16 ©2021 GXO Logistics, Inc. Pro forma FY21 guidance $7.6 - $7.8 billion (Was $7.5 - $7.7 billion) $240 - $250 million $607 - $637 million (Was $605 - $635 million) Revenue Adjusted EBITDA* Depreciation and amortization** $20 - $25 million Interest expense 25 - 27% (Was 26% - 28%) Tax rate $225 - $250 million (Was $240 - $250 million) Net capital expenditures 16 * Refer to the ‘Non - GAAP Financial Measures’ section on slide 2 and Appendix for related information ** Excludes acquisition - related amortization expense of $60 million, acquisition - related depreciation of $16 million, and the impact of depreciation expense allocated by XPO of $16 million through August 2, 2021 16

17 ©2021 GXO Logistics, Inc. FY22 guidance 8 - 12% organic growth* ~$1.5 billion $705 - 740 million Revenue Adjusted EBITDA* Adjusted EBITDAR* 17 * Refer to the ‘Non - GAAP Financial Measures’ section on slide 2 and Appendix for related information

18 ©2021 GXO Logistics, Inc. Appendix

19 ©2021 GXO Logistics, Inc. Reconciliation of net income to adjusted EBITDA and adjusted pro forma EBITDA ©2021 GXO Logistics, Inc. 19 (a) For all periods prior to August 2, 2021, these expenses include allocated expenses from XPO Corporate as prepared under c arv e - out financials. No impact to the adjusted EBITDA (b) Excludes impact of adjusted items and allocated interest, taxes, depreciation and amortization expense from XPO Corporate (c) Estimated costs of operating GXO as a standalone public company (d) Refer to GXO's Form 10 for further information on our pro forma financial information Three Months Ended September 30, Reconciliation of net income to adjusted EBITDA 2021 2020 2021 2020 Reconciliation of pro-forma adjusted EBITDA (d) 2020 2021 2020 Net Income (loss) attributable to GXO 72$ 18$ 97$ (59)$ Net Income (loss) attributable to GXO 23$ 106$ (48)$ Net income attributable to noncontrolling interests (1) (5) (7) (7) Net income attributable to noncontrolling interests (5) (7) (7) Net income 73$ 23$ 104$ (52)$ Net Income (loss) 28$ 113$ (41)$ Interest expense 5 6 16 ` 18 Interest expense (a) 8 20 24 Income tax provision (31) 20 (21) 2 Income tax provision (a) 19 (18) 2 Depreciation and amortization expense 85 83 259 246 Depreciation and amortization expense (a) 83 259 246 Transaction and integration costs 29 (2) 82 40 Transaction and integration cost (a) (2) 82 40 Restructuring costs 2 - 5 25 Restructuring costs (a) - 5 25 Adjusted EBITDA 163$ 130$ 445$ 279$ Adjusted EBITDA (pro-forma basis consistent with Form 10) 136$ 461$ 296$ Allocated corporate expense (b) 27 29 70 Public company standalone cost (c) (21) (23) (57) Adjusted pro-forma EBITDA 142$ 467$ 309$ Nine Months Ended September 30, Three Months Ended Nine Months Ended September 30, September 30, ©2021 GXO Logistics, Inc. 19

20 ©2021 GXO Logistics, Inc. Reconciliation of cash flows from operating activities to free cash flow ©2021 GXO Logistics, Inc. Reconciliation of cash flows from operating activities to free cash flow 2021 2020 2021 2020 Net cash provided by operating activities 105$ 154$ 251$ 345$ Payment for purchases of property and equipment (61) (57) (180) (159) Proceeds from sale of property and equipment 6 5 8 11 Free Cash Flow 50$ 102$ 79$ 197$ Reconciliation of GAAP revenue to organic revenue 2021 2020 2021 2020 Revenue 1,974$ 1,584$ 5,678$ 4,429$ Revenue from acquired business 163 0 431 0 Foreign exchange rates 35 0 227 0 Organic revenue 1,776$ 1,584$ 5,020$ 4,429$ Organic revenue growth 12% 13% Three Months Ended September 30, Nine Months Ended September 30, Three Months Ended September 30, Nine Months Ended September 30, 20

21 ©2021 GXO Logistics, Inc. Reconciliation of GAAP revenue to organic revenue ©2021 GXO Logistics, Inc. 21 Reconciliation of cash flows from operating activities to free cash flow 2021 2020 2021 2020 Net cash provided by operating activities 105$ 154$ 251$ 345$ Payment for purchases of property and equipment (61) (57) (180) (159) Proceeds from sale of property and equipment 6 5 8 11 Free Cash Flow 50$ 102$ 79$ 197$ Reconciliation of GAAP revenue to organic revenue 2021 2020 2021 2020 Revenue 1,974$ 1,584$ 5,678$ 4,429$ Revenue from acquired business 163 0 431 0 Foreign exchange rates 35 0 227 0 Organic revenue 1,776$ 1,584$ 5,020$ 4,429$ Organic revenue growth 12% 13% Three Months Ended September 30, Nine Months Ended September 30, Three Months Ended September 30, Nine Months Ended September 30,

Reconciliation of net debt and net leverage

Reconciliation of net income (loss) to adjusted EBITDA	Trailing Twelve Months September 30, 2021	Nine Months ended September 30, 2021	Twelve Months Ended December 2020	Nine Months ended September 30, 2020
Net income (loss) attributable to GXO	$ 125	$ 97	$ (31)	$ (59)
Net income attributable to noncontrolling interests	(9)	(7)	(9)	(7)
Net income (loss)	**134**	**104**	**(22)**	**(52)**
Interest expense	22	16	24	18
Income tax provision	(7)	(21)	16	2
Depreciation and amortization expense	336	259	323	246
Transaction and integration costs	89	82	47	40
Restructuring costs	9	5	29	25
Adjusted EBITDA	**$ 583**	**$ 445**	**$ 417**	**$ 279**

Reconciliation of net debt	Nine Months Ended September 30, 2021
Total debt	$ 974
Bank Overdraft	58
Cash and cash equivalents	275
Net debt	$ 757

Reconciliation of net leverage	Nine Months Ended September 30, 2021
Net debt	$ 757
Trailing twelve months adjusted EBITDA	583
Net leverage	1.3x

GXO

©2021 GXO Logistics, Inc.

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